
<ARTICLE>         7
<LEGEND>          THE SCHEDULE CONTAINS SUMMARY FINANCIAL
                  INFORMATION EXTRACTED FROM FORM 10-Q FOR CONSECO,
                  INC. DATED JUNE 30, 1995 AND IS QUALIFIED IN
                  ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
                  STATEMENTS.
<MULTIPLIER>      1,000

<PERIOD-TYPE>                                           6-MOS
<FISCAL-YEAR-END>                                                  DEC-31-1995
<PERIOD-END>                                                       JUN-30-1995
<DEBT-HELD-FOR-SALE>                                                 8,363,600
<DEBT-CARRYING-VALUE>                                                        0
<DEBT-MARKET-VALUE>                                                          0
<EQUITIES>                                                              41,600
<MORTGAGE>                                                             213,800 <F1>
<REAL-ESTATE>                                                                0
<TOTAL-INVEST>                                                       9,521,200
<CASH>                                                                       0 <F2>
<RECOVER-REINSURE>                                                      47,100
<DEFERRED-ACQUISITION>                                               1,216,200 <F3>
<TOTAL-ASSETS>                                                      12,002,800
<POLICY-LOSSES>                                                      8,229,200
<UNEARNED-PREMIUMS>                                                    200,100
<POLICY-OTHER>                                                         223,000
<POLICY-HOLDER-FUNDS>                                                  233,900
<NOTES-PAYABLE>                                                      1,028,800 <F4>
<COMMON>                                                               153,300
<PREFERRED-MANDATORY>                                                        0
<PREFERRED>                                                            283,500
<OTHER-SE>                                                             506,600 <F5>
<TOTAL-LIABILITY-AND-EQUITY>                                        12,002,800
<PREMIUMS>                                                             675,900
<INVESTMENT-INCOME>                                                    366,000
<INVESTMENT-GAINS>                                                      61,900 <F6>
<OTHER-INCOME>                                                          42,900 <F7>
<BENEFITS>                                                             699,300 <F8>
<UNDERWRITING-AMORTIZATION>                                            111,300 <F9>
<UNDERWRITING-OTHER>                                                   110,900
<INCOME-PRETAX>                                                        166,200
<INCOME-TAX>                                                            (7,300)
<INCOME-CONTINUING>                                                    173,500
<DISCONTINUED>                                                               0
<EXTRAORDINARY>                                                              0
<CHANGES>                                                                    0
<NET-INCOME>                                                           124,300
<EPS-PRIMARY>                                                             5.33
<EPS-DILUTED>                                                             4.78
<RESERVE-OPEN>                                                               0
<PROVISION-CURRENT>                                                          0
<PROVISION-PRIOR>                                                            0
<PAYMENTS-CURRENT>                                                           0
<PAYMENTS-PRIOR>                                                             0
<RESERVE-CLOSE>                                                              0
<CUMULATIVE-DEFICIENCY>                                                      0

  <F1>  Includes $85,900 of credit-tenant loans.
  <F2>  Cash and cash equivalents are classified as short-term investments, which are included in total investments.
  <F3>  Includes $948,600 of cost of policies purchased.
  <F4>  Includes notes payable of Bankers Life Holding Corporation of $272,200 and
        Partnership II entities of $308,000 which are not direct obligations of Conseco.
  <F5>  Includes retained earnings of $472,100, and net unrealized appreciation of securities of $34,500.
  <F6>  Includes net realized gains of $59,600 and net trading income of $2,300.
  <F7>  Includes fee revenue of $21,200, equity in earnings of CCP Insurance, Inc. of $15,500 and other income of $6,200.

  <F8>  Includes insurance policy benefits of $507,400, change in future policy benefits of $15,700 and interest expense on annuities and financial products of $176,200.
  <F9>  Includes amortization of cost of policies purchased of $44,100 and cost of policies produced of $32,100 and amortization related to realized losses of
        $35,100.

